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                                                                 EXHIBIT 10.5.10

                             ENVIRONMENTAL INDEMNITY

                  This ENVIRONMENTAL INDEMNITY, made as of June 25, 2004 (this "AGREEMENT"), by the Borrowers named on the signature pages hereto, each having an address at c/o Lodgian, Inc., 3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326 (each, a "BORROWER" and collectively, "BORROWERS"), by LODGIAN, INC., a Delaware corporation, having an address at 3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326 ("OBLIGOR"), jointly and severally (Borrowers and Obligor being referred to herein collectively as "INDEMNITORS" and individually as an "INDEMNITOR"), in favor of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, having an address at 4 World Financial Center, New York, New York, 10080 (together with its successors, transferees and assigns, "LENDER").

                              W I T N E S S E T H:

                  WHEREAS:

                  A. Borrowers are the owners of fee simple or leasehold title, as applicable, to those certain parcels of real property (collectively, the "PREMISES") described in EXHIBIT A attached hereto, and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and other improvements now or hereafter located thereon (the "IMPROVEMENTS"; together with the Premises, collectively, the "PROPERTY").

                  B. Borrowers and Lender have entered into a certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or restated from time to time, the "LOAN AGREEMENT"), pursuant to which Lender has agreed to make a loan to Borrowers as more particularly described below. Capitalized terms used herein and not herein defined shall have the meanings assigned to such terms in the Loan Agreement.

                  C. Pursuant to the Loan Agreement, Lender is making a Loan to Borrower in the aggregate original principal amount of up to $61,516,500 (the "LOAN"). The Loan is evidenced by a certain Promissory Note, dated as of the date hereof (as amended, modified, restated or split from time to time, the "NOTE") and secured by, inter alia, those certain Mortgages/Deeds of Trust/Deeds to Secure Debt, Assignments of Leases and Rents and Security Agreements, dated as of the date hereof (as amended, modified or restated from time to time, collectively, the "SECURITY INSTRUMENT"), with respect to the Property.

                  D. As a condition to Lender's making the Loan, Lender is requiring that Indemnitors indemnify the Indemnified Parties (as hereinafter defined) with respect to environmental conditions or liabilities on, in, under or affecting the Property as hereinafter set forth.

                  E. Obligor holds a direct and/or indirect ownership interest in Borrower and will derive substantial economic benefit from Lender making the Loan to Borrower.

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                  NOW, THEREFORE, to induce Lender to extend the Loan to
Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree for the benefit of the Indemnified Parties as follows:

         1. DEFINITIONS. The following terms shall have the following meanings when used herein:

                  "COSTS" shall mean, collectively, all liens, damages, losses, fines, liabilities (including, without limitation, any strict liability), obligations, settlements, penalties, assessments, citations, directives, claims, litigations, demands, response costs (including, without limitation, investigation, removal, remediation, mitigation, containment, post-closure and monitoring costs), defenses, judgments, suits, proceedings, costs, laboratory fees, disbursements and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements). Costs shall also include any future reduction in sales price of, or unmarketability and consequent inability of Lender to foreclose on or otherwise sell, the Property and the lost opportunity costs resulting from the inability of Lender to sell or dispose of its interest in the Property, all as a consequence of any event described in paragraph 2 herein to the extent that such loss in value results in Lender receiving in any foreclosure, or deed in lieu thereof, of the Properties less than the full amount of the Obligations by reason of any matter set forth in Section 2.

                  "ENVIRONMENTAL LAWS" shall have the meaning given to such term in the Loan Agreement.

                  "HAZARDOUS MATERIAL" shall have the meaning given to such term in the Loan Agreement.

                  "INDEMNIFIED PARTY" shall mean Lender, any subsequent holder of the Note and each of their officers, directors, shareholders, principals, partners, representatives, employees, agents, successors and assigns.

                  "TENANTS" shall mean all tenants, lessees, subtenants and other occupants of the Property.

         2.       INDEMNITY.

                  (a) Except as provided in Section 2(b) below, Indemnitors hereby assume liability for, and agree to pay, protect, defend, indemnify and save all Indemnified Parties harmless from and against any and all Costs which may be imposed upon, incurred by or asserted or awarded against any of the Indemnified Parties or the Property, and arising directly or indirectly from:
(i) the violation or alleged violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Indemnitors; (ii) the actual or alleged presence, release or threat of release of, or exposure to any Hazardous Material on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitors; (iii) any actual or alleged personal injury or property damage arising out of or related to Hazardous Material on the Property; (iv) any acts or omissions that exacerbate an existing condition at the Property and give

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rise to liability under any Environmental Law; (v) the failure by Indemnitors to comply fully with the terms and conditions of this Agreement in all material respects; (vi) a material breach of any representation or warranty contained in this Agreement; (vii) the enforcement of this Agreement; or (viii) assessment, investigation, containment, monitoring, remediation and/or removal of any and all Hazardous Material from the Property or any surrounding areas, and costs incurred to comply with Environmental Laws in connection with the Property or any surrounding areas.

                  (b) Notwithstanding any provision hereof to the contrary, Indemnitors shall have no liability under this Agreement with respect to Costs relating to Hazardous Material which is initially placed on, in or under the Property after the earlier of (i) Lender or any receiver appointed at the request of Lender taking actual possession and control of the Property following an Event of Default, and (ii) Lender completing a foreclosure or other sale pursuant to which Lender takes title to the Property. Indemnitors shall have no liability under this Agreement to any Indemnified Party with respect to Costs which result from such Indemnified Party's willful misconduct or gross negligence. In addition to the foregoing, Obligor shall have no liability pursuant to this Agreement with respect to costs relating to Hazardous Material which is initially placed on, in or under the Property after the transfer of the Mezzanine Borrowers' equity interest in the applicable Borrower to the Mezzanine Lender or its designee by reason of, or in lieu of, enforcement of the Mezzanine Lender's rights under the Mezzanine Loan Documents.

                  (c) Indemnitors' obligation to defend the Indemnified Parties hereunder shall include defense at both the trial and appellate levels and shall be with attorneys, consultants and experts selected by Indemnitor and subject to the reasonable approval of the Indemnified Parties.

         3. REPRESENTATIONS REGARDING HAZARDOUS MATERIAL. Indemnitors hereby represent and warrant to agree with the Indemnified Parties as follows:

                  (a) Indemnitors, the Property and all businesses or operations conducted thereon are in compliance with all applicable Environmental Laws in all material respects;

                  (b) Except as previously disclosed to Lender in the Phase I Reports, no Hazardous Material has been disposed of on or released (as used herein, "RELEASE" shall have the meaning provided in 42 U.S.C. Section 9601(22)) at, onto or under the Property by any Indemnitor or, to Indemnitors' knowledge, by any other Person that has not been remediated in accordance with applicable Environmental Laws or that is present at or under the Property at a level in excess of that allowed by applicable Environmental Laws;

                  (c) Except as previously disclosed to Lender in the Phase I Reports, no Hazardous Material is located in, on or under, or has been handled, generated, stored, processed or discharged from the Property in violation of applicable Environmental Laws by any Indemnitor or, to the Indemnitors' knowledge, by any other Person, except for those materials used by Borrowers, Manager or tenants of the Property ("TENANTS") in the ordinary course of their business in material compliance with all applicable Environmental Laws and not reasonably expected to give rise to liability under applicable Environmental Laws;

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                  (d)      Indemnitors have received no written notice that the
Property is subject to any private or governmental lien or judicial or administrative notice or action relating to or arising under applicable Environmental Laws;

                  (e) Except as previously disclosed to Lender in the Phase I Reports, there are no underground storage receptacles or surface impoundments, landfills or dumps for Hazardous Material on the Property;

                  (f) Indemnitors have received no notice of, and to Indemnitors' knowledge there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party asserted or threatened which could result in any liability, penalty, sanction or judgment under any applicable Environmental Laws with respect to any condition, use or operation of the Property, nor do Indemnitors know of any basis for any of the foregoing;

                  (g) Except as previously disclosed to Lender in the Phase I Reports or the Property Condition Reports, there is no asbestos-containing material or lead-based paint at the Property nor are there any polychlorinated biphenyls ("PCB'S"), endangered species' habitats or wetlands at the Property;

                  (h) Indemnitors have received no notice that, and to Indemnitors' knowledge, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor do Indemnitors know of any basis for such a claim relating to Hazardous Material;

                  (i) Except as previously disclosed in writing to Lender, Indemnitor has not knowingly waived or released any Person's liability with regard to Hazardous Material in, on, under or around the Property nor retained or assumed, contractually or otherwise, any other Person's liability relative to Hazardous Material or any claim, action or proceeding relating thereto; and

                  (j) Except as previously disclosed to Lender in the Phase I Reports, neither the Property nor any other property owned by any Borrower (i) is included or, to Indemnitor's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on any of the inventories of other potential "Problem" sites issued by the EPA or other applicable Governmental Authority nor (ii) otherwise identified by the EPA as a potential CERCLA site or included or, to Indemnitor's knowledge, proposed for inclusion on any such list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority.

         4.       COVENANTS OF INDEMNITORS.

                  (a) So long as any Borrower or Affiliate thereof owns or is in possession of the Property, Indemnitors shall, and shall use commercially reasonable efforts to cause all property managers, agents, employees and Tenants to: (i) comply with all Environmental Laws applicable to the Property, (ii) keep or cause the Property to be kept free from Hazardous Material (except those materials used by Borrower, Manager or Tenants in the ordinary course of

                                       4
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their business, in compliance with applicable Environmental Laws), (iii) not install or use, or permit the installation or use of, any underground receptacles containing Hazardous Material on the Property, (iv) expressly prohibit the use, generation, handling, storage, production, release, processing and disposal of Hazardous Material by all future Tenants and Managers (except those substances used by such Tenants or Managers in the ordinary course of their business in compliance with all applicable Environmental Laws) and use all commercially reasonable efforts to prevent existing Tenants, Managers and other permitted occupants of the Property from taking any such actions, (v) in any event, not install on the Property or permit to be installed on the Property PCB's, urea formaldehyde insulation, asbestos or any substance containing asbestos or any material containing lead-based paint, (vi) prohibit the disposal and/or release of any Hazardous Material in violation of applicable Environmental Laws on, at or beneath, the Property, (vii) operate and maintain, or cause to be operated and maintained, the HVAC systems at the Property in accordance with standards for operation of similar systems located at properties that are similar (including, without limitation, the manner, class of operation, and/or Franchisor standards) to the Property, (viii) cause the Required Capital Improvements which relate to mold to be completed in accordance with the standards and time frames set forth in Section 6.5 of the Loan Agreement, and
(ix) not permit any Lien imposed pursuant to any applicable Environmental Law to be imposed or, subject to Section 4(c) below, to remain on the Property.

                  (b) Indemnitors shall promptly notify Lender in writing should any Indemnitor become aware of (i) any release, disposal or discharge of Hazardous Material in violation of applicable Environmental Laws, or other material actual environmental problem or liability, with respect to or affecting the Property, (ii) any lien, action or notice of violation or potential liability affecting the Property or Borrowers and arising under any applicable Environmental Law, (iii) the institution of any investigation, inquiry or proceeding concerning Borrowers or the Property pursuant to any applicable Environmental Law or otherwise relating to Hazardous Material affecting the Property, (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect or incomplete in any material respect if made at the time of such discovery, (v) any remedial action taken by Indemnitors or, if actually known by Indemnitor, any other Person in response to any Hazardous Material on, under or at the Property, (vi) the discovery by Indemnitors of any occurrence or condition on any real property adjoining or in the vicinity of the Property that would reasonably be expected to cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any applicable Environmental Laws, and (vii) any request for information from any governmental agency that indicates such agency is investigating whether Indemnitors may be potentially responsible for a release, disposal or discharge of Hazardous Material. Borrowers shall promptly notify Lender of any proposed action to be taken pertaining in any way to the Property to commence any operations that could reasonably be expected to subject any Borrower or the Property to additional obligations or liabilities under applicable Environmental Laws, including laws, rules and regulations requiring additional or amended environmental permits or licenses which could reasonably be expected to subject any Borrower to any material obligations or requirements under any applicable Environmental Laws. Borrowers shall, at their own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section. Indemnitor shall promptly transmit to Lender

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copies of any and all material citations, orders, notices and all other communications sent or received by any Borrower relating to any of the foregoing provisions of this paragraph.

                  (c) Regardless of the source of contamination, Indemnitors shall, at their own expense, promptly take or cause to be taken and diligently prosecute all actions required by applicable Environmental Laws for the clean-up of the Property and other property affected by contamination in, on, under or at the Property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with and required by all applicable Environmental Laws (and in all events in a manner satisfactory to the applicable Governmental Authority and reasonably satisfactory to Lender). Indemnitor shall further pay or cause to be paid, at no expense to any Indemnified Party, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Indemnitors fail to do so, or following an Event of Default, Lender may, at its sole election, cause the Property or other affected property to be freed from any Hazardous Material located thereon at a level in excess of that allowed by applicable Environmental Laws, or otherwise be brought into compliance with applicable Environmental Laws, and any cost incurred in connection therewith shall be included in Costs. Borrowers hereby grant to Lender access to the Property and an irrevocable license to remove any Hazardous Material and to do all things necessary to bring the Property into compliance in all material respects with applicable Environmental Laws. However, Lender shall have no obligation to inspect or clean up any Hazardous Material. Lender shall not be deemed a generator of any Hazardous Material removed from the Property.

                  (d) Upon the request of Lender, at any time (i) after the occurrence of an Event of Default or (ii) Lender has reasonable grounds to believe that (A) Hazardous Material is or has been released, stored or disposed of, or existing, on or around the Property at a level in excess of that allowed by applicable Environmental Laws or (B) the Property may be in material violation of applicable Environmental Laws, Indemnitors shall cause an investigation or audit of the Property to be undertaken by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Lender to determine whether any Hazardous Material is located on, at, beneath, or near the Property and/or whether the Property is in compliance in all material respects with Environmental Laws. The scope of any investigation or audit shall be approved by Lender in Lender's reasonable discretion. If Indemnitors fail to provide reports of such investigation or audit within thirty
(30) days after such request, Lender may, but shall have no obligation to, order the same. Borrowers hereby grant to Lender and Lender's contractors access to the Property and an irrevocable license to undertake such investigation or audit provided that such investigation is conducted in a manner so as not to unreasonably affect Borrowers' operations at the Property. All reasonable costs of any such investigation or audit shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of paragraph 5(c) hereof.

                  (e) In the event that a Lien is filed against the Property pursuant to any applicable Environmental Law, Indemnitors shall, within ten (10) Business Days from the date that any Borrower receives notice of such Lien (but in any event ten (10) days prior to the date of any contemplated sale pursuant to such Lien), either (i) pay the claim and remove the Lien from the Property, or (ii) furnish, at Indemnitor's option, (A) a bond satisfactory to Lender in the amount of the claim out of which the Lien arises, (B) a cash deposit in the amount of the claim

                                       6
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out of which the Lien arises, (C) other security reasonably satisfactory to
Lender in an amount sufficient to discharge the claim out of which the Lien arises, or (D) security in a form and amount satisfactory to the applicable Governmental Authority pursuant to a valid consent or other order, and Indemnitors shall promptly arrange for the removal of the Lien. Notwithstanding the foregoing, Indemnitors shall prevent a sale pursuant to any Lien.

                  (f) The amount of Indemnitors' liability hereunder is unrelated to the amount of the Loan and any failure of the Loan to be repaid in full. The enforcement of this Agreement by the Indemnified Parties shall not be construed by Indemnitors as an indirect attempt to recover any Loan deficiency or loss relating to the failure of the Loan to be repaid in full. Indemnitors acknowledge that they may have liability hereunder even if the Loan is repaid in full by reason of a full credit bid at any foreclosure sale under the Security Instrument, and that the amount of Indemnitor's liability hereunder could exceed the entire amount paid by Borrower for the Property.

         5.       INDEMNIFICATION PROCEDURES.

                  (a) If any action, proceeding, litigation or claim shall be brought or asserted against any Indemnified Party for any matter which the Indemnified Parties are indemnified hereunder (each, a "CLAIM"), such Indemnified Party shall notify Indemnitors in writing thereof and Indemnitors shall promptly assume the defense thereof, including, without limitation, the employment of counsel selected by the Indemnitor and approved by the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed, and the negotiation of any settlement. Any failure of such Indemnified Party to notify Indemnitors of such matter shall not impair or reduce the obligations of Indemnitors hereunder. The Indemnified Parties shall have the right, at the reasonable expense of Indemnitors (which expense shall be included in Costs), if an Indemnified Party has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel, to employ separate counsel in any such action and to participate in the defense thereof at such Indemnitor's sole cost and expense. In the event Indemnitors shall fail to discharge or undertake to defend any Indemnified Party against any Claim, such failure shall constitute an Event of Default and the Indemnified Party may, at its sole election, defend or settle such Claim. The liability of Indemnitors to such Indemnified Party hereunder for any settlement by such Indemnified Party shall be conclusively established by any settlement entered into by the Indemnified Party in good faith. The amount of Indemnitors' liability hereunder shall include the settlement consideration and all other Costs, which shall be paid by the Indemnitors as hereinafter provided. Costs incurred in connection with a Claim shall be reimbursed by Indemnitors without the requirement of waiting for the ultimate outcome of such Claim.

                  (b) Indemnitors shall not, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed, settle or compromise any Claim in any manner or consent to the entry of any judgment (i) in which the claimant or plaintiff does not unconditionally release the Indemnified Party from all liability and obligations in respect of such Claim and obtain a dismissal of such Claim with prejudice; or (ii) that may adversely affect the Indemnified Party (as determined in the reasonable discretion of such Indemnified Party) or obligate the Indemnified Party to pay any sum or perform any obligation.

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                  (c)      Indemnitors shall pay to the applicable Indemnified
Party any and all Costs within fifteen (15) days after written notice from such Indemnified Party. All Costs shall be immediately reimbursable to the Indemnified Party or, upon request of the Indemnified Party, paid directly to the party sending a bill or other statement to the Indemnified Party. Any Costs not paid within the aforementioned fifteen (15) day period shall bear interest at the Default Rate from the date incurred until the date paid in full.

         6. REINSTATEMENT OF OBLIGATIONS. If at any time all or any part of any payment received by an Indemnified Party pursuant to this Agreement shall be rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Indemnitor, then the obligations of Indemnitors hereunder shall, to the extent of such rescinded or returned payment, be reinstated and shall continue as though such previous payment received by the Indemnified Party had never occurred.

         7. WAIVERS BY INDEMNITORS. To the extent permitted by law, Indemnitors hereby waive and agree not to assert or take advantage of:

                  (a) Any right to require an Indemnified Party (i) to proceed against Borrower or any other Person, (ii) to proceed against or exhaust any security held by any Indemnified Party at any time or (iii) to pursue any other remedy in such Indemnified Party's power or under any other agreement, in any case, before proceeding against Indemnitors hereunder;

                  (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of an Indemnified Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;

                  (c) Demand, presentment for payment, protest and notice of protest, demand, dishonor and nonpayment and all other notices except as expressly required in the Loan Documents, including, without limitation, notice of new or additional indebtedness or obligations or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Indemnitor or of any other Person whomsoever under this Agreement or any other Loan Document;

                  (d) Any defense based upon an election of remedies, splitting a cause of action or merger of judgments by any Indemnified Party;

                  (e) Any right or claim of right to cause a marshaling of the assets of Indemnitors;

                  (f) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

                  (g) Any duty on the part of any Indemnified Party to disclose to Indemnitors any facts such Indemnified Party may now or hereafter know about Borrower or the Property, regardless of whether such Indemnified Party (i) has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intend to assume, (ii) has reason to believe that such facts are unknown to Indemnitors or (iii) has a reasonable opportunity to

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communicate such facts to Indemnitors, it being understood and agreed that
Indemnitors are fully responsible for being informed of the financial condition of Borrower, the condition of the Property and of all other circumstances bearing on the risk that liability may be incurred by Indemnitors hereunder;

                  (h) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

                  (i) Any lack of commercial reasonableness in dealing with the collateral for the Loan;

                  (j) Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

                  (k) An assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now existing or hereafter acquired, which Lender may have against any Indemnitor or the collateral for the Loan;

                  (l) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

                  (m) Any action, occurrence, event or matter consented to by Indemnitors under Section 8(j) hereof, under any other provision hereof, or otherwise; and

                  (n) the failure of any representation and/or warranties made by Borrower, Indemnitor or any other party to be true, complete or correct when given, or at any time thereafter.

Indemnitors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against any Borrower, neither such Indemnitor shall seek a supplemental stay or otherwise pursuant to 11 U.S.C.
Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against such Indemnitor by virtue of this Agreement or otherwise.

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         8.       GENERAL PROVISIONS.

                  (a) Fully Recourse. Notwithstanding any provision of any other Loan Document to the contrary, all of the terms and provisions of this Agreement are recourse obligations of Indemnitors and not restricted by any limitation on personal liability.

                  (b) Right to Indemnification Not Affected by Knowledge. An Indemnified Party's right to defense, indemnification, payment of Costs or other rights and remedies pursuant to this Agreement shall not be diminished or affected in any way by any investigation conducted by or on behalf of such Indemnified Party or other knowledge acquired (or capable of being acquired) by such Indemnified Party through any means at any time.

                  (c) Reliance. Indemnitors hereby acknowledge that Lender would not make the Loan without being able to rely upon the covenants and obligations of Indemnitors set forth herein. Accordingly, Indemnitors intentionally and unconditionally enter into this Agreement.

                  (d) Obligations Unsecured. Indemnitors acknowledge that even though the representations, warranties and covenants of Indemnitors contained herein may be identical or substantially similar to those of Borrower set forth in the Security Instrument, the obligations of Indemnitors hereunder are independent obligations which are not secured by the Security Instrument or the other Loan Documents. The Indemnitors further acknowledge that it is the intent of Lender to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Security Instrument or the other Loan Documents or the liens or security interests created therein.

                  (e) Survival. This Agreement shall be deemed to be continuing in nature, remain in full force and effect and survive indefinitely, notwithstanding the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full. Notwithstanding the foregoing to the contrary, the obligations and liabilities of Indemnitors under this Agreement shall survive following payment in full of the Obligations in accordance with the terms of the Loan Documents for a period equal to the lesser of (x) five (5) years, or (y) if Borrowers deliver Phase I environmental reports for each of the Properties to Lender, acceptable to Lender in all respects, and which Lender determines in its sole discretion demonstrates that no condition exists which may cause any of the liabilities of Indemnitors to arise after delivery thereof, two (2) years following the delivery of such Phase I environmental reports, provided, however, in the event that (a) any obligations or liabilities of the Indemnitors under this Agreement shall have arisen from any Hazardous Material which existed on, in, under or affecting the Property prior to the expiration of such period or (b) if, prior to payment in full of the Loan, Lender shall have exercised any rights or remedies after an Event of Default or any of the Loan Documents shall have been modified or amended or any provision thereof waived pursuant to any workout or restructuring of the Loan (and if, as a consequence thereof, at any time after the expiration of the survival period specified above, Lender shall be unable to avail itself of any exemption from liability available to lenders under any applicable Environmental Law or shall be required to defend any claim or action relating to any Hazardous Material), then in any such event the foregoing survival period shall not apply and the obligations and liabilities of Indemnitors hereunder shall survive.

                  (f) Subordination; No Recourse Against Lender. Obligor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Obligor to all indebtedness of Borrower to Lender. Obligor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Obligor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, Indemnitors shall not have any right of recourse against any Indemnified Party by reason of any action such Indemnified Party may take or omit to take under the provisions of this Agreement or any other Loan Documents.

                  (g) Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to cost recovery or contribution, which any Indemnified Party may have against either Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. Section 9601 et seq.), as it may be amended from time to time ("CERCLA"), or any other applicable Federal, state or local laws, all such rights being hereby expressly reserved.

                  (h) Financial Statements. Each Indemnitor hereby agrees to furnish Lender such financial statements and other information as is required to be delivered pursuant to Section 5.1 of the Loan Agreement.

                  (i) Nature of Obligations. The obligations of Indemnitors hereunder are independent of the obligations of Borrower under the other Loan Documents. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against Indemnitors whether or not Indemnitors are the alter ego of Borrower and whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender's rights hereunder shall not be exhausted until all of the obligations of Indemnitor hereunder have been fully paid and performed.

                  (j) No Limitation on Liability. Indemnitors hereby consent and agree that any of the following may occur from time to time, without notice or consideration to, or consent of, Indemnitors, and the liability of Indemnitors hereunder shall remain unconditional and absolute and shall in no way be impaired or limited by reason thereof:

                           (i)      any extension of time for performance
required by any of the Loan Documents or otherwise granted by Lender or any extension or renewal of the Note;

                           (ii)     any sale, assignment or foreclosure of the
Note, the Security Instrument or any of the other Loan Documents or any sale or transfer of the Property, except as set forth in Section 2(b);

                           (iii)    any change in the composition of Borrower,
including, without limitation, the voluntary or involuntary withdrawal or removal of Indemnitors from any current or future position of ownership, management or control of Borrower;

                           (iv)     the release of Borrower or of any other
Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise;

                           (v)      the release or substitution in whole or in
part of any security for the Loan;

                           (vi)     Lender's failure to record the Security
Instrument or to file any financing statement (or Lender's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan;

                           (vii)    the modification of the terms of any one or
more of the Loan Documents;

                           (viii)   subject to Section 2(b) hereof, the exercise
by Mezzanine Lender of any remedies made available to Mezzanine Lender pursuant to the terms of the Mezzanine Loan Documents, including, without limitation, foreclosure or similar remedies under any pledge agreement encumbering Mezzanine Borrower's interest in General Partner, Member or any Borrower; or

                           (ix)     the taking or failure to take any action of
any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with Borrower or any other Person, shall limit, impair or release Indemnitor's obligations hereunder, affect this Agreement in any way or afford Indemnitors any recourse against any Indemnified Party. Nothing contained in this Section shall be construed to require any Indemnified Party to take or refrain from taking any action referred to herein.

                  (k) Representations. Each Indemnitor represents and warrants that there is no bankruptcy, reorganization or insolvency proceeding pending or, to its knowledge, threatened against it.

                  (l) Professionals' Fees. In the event it is necessary for any Indemnified Party to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Indemnitors agree to pay to such Indemnified Party any and all reasonable costs and expenses, including, without limitation, reasonable attorneys' and consultants' fees and disbursements, incurred by such Indemnified Party as a result thereof and all such amounts shall be included in Costs.

                  (m) Successive Actions. A separate right of action hereunder shall arise each time an Indemnified Party acquires knowledge of any matter indemnified or guaranteed by Indemnitors hereunder. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time and no action hereunder shall preclude any subsequent action.

                  (n) No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under the other Loan Documents and no course of dealing between Borrower and Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies provided by law. The giving of notice to or demand on Borrower which notice or demand is not required hereunder or under the other Loan Documents shall not entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights, remedies, powers or privileges of Lender in any circumstances not requiring notice or demand.

                  (o) Notices. All notices, requests and other communications to any party hereunder or under the Note shall be given in the manner set forth in Section 14.5 of the Loan Agreement, to Lender and Borrower at such party's address set forth in Section 14.5 of the Loan Agreement and to each Obligor at its address set forth above, or such other address as Indemnitors or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Section to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

                  (p) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. Indemnitors hereby irrevocably submit to the jurisdiction of any court of competent jurisdiction located in the State of New York and in any state in which the Property is located in connection with any proceeding out of or relating to this Agreement.

                  (q) Invalid Provisions. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                  (r) Amendments. The terms of this Agreement, together with the terms of the other Loan Documents, constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Indemnitors and Lender with respect to the obligations contained herein. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  (s) Parties Bound; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that except as provided in the Loan Agreement or herein, Indemnitors may not, without the prior written consent of Lender, assign any of their rights, powers, duties or obligations hereunder.

                  (t) Headings; Construction of Documents. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Indemnitors acknowledge that they were represented by competent counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that neither this Agreement nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

                  (u) Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

                  (v) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all Persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

                  (w) Cumulative Rights. The rights of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Agreement, to every right and remedy now or hereafter afforded by law.

                  (x) Waiver of Counterclaim and Right to Trial by Jury. Indemnitors hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, and Lender and Indemnitors waive trial by jury in any action or proceeding brought by either party hereto against the other or in any counterclaim any other party may be permitted to assert hereunder or which may be asserted by any party or its agents, against Indemnitors, or in any matters whatsoever arising out of or in any way connected with this Agreement, the debt or the obligations contained herein.

                  (y)      Singular and Plural; Joint and Several Liability.

                           (i)      If there is more than one entity comprising
Obligor, all references to Obligor herein shall be to Obligor, or any one or more of them. All references to Indemnitors herein shall be to Indemnitors or any one or more of them. All obligations and liabilities of Indemnitors hereunder are in addition to, not in lieu of and are independent of: (A) all obligations of Borrower under any other Loan Document, including the Note and the Loan Agreement; and (B) any obligation of Obligor under any other Loan Document to which Obligor is a party.

                           (ii)     All obligations of Indemnitors hereunder
shall be joint and several.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the day and year first above written.

                                  BORROWERS:

                                  LODGIAN FAIRMONT LLC
                                  NH MOTEL ENTERPRISES, INC.
                                  SERVICO COLUMBIA, INC.
                                  SERVICO HOUSTON, INC.

                                  By:/s/ Daniel E. Ellis
                                     --------------------------------------
                                     Name:  Daniel E. Ellis
                                     Title: Vice President and Secretary, or
                                            Authorized Signatory for each of the
                                            entities listed above



                                  LITTLE ROCK LODGING ASSOCIATES I,
                                    LIMITED PARTNERSHIP

                                  By: LODGIAN LITTLE ROCK SPE, INC., a
                                      Delaware corporation, its general partner

                                  By: /s/ Daniel E. Ellis
                                      -------------------------------------
                                      Name:  Daniel E. Ellis
                                      Title: Vice President and Secretary, or
                                             Authorized Signatory



                                  LODGIAN HOTELS FIXED IV, L.P.

                                  By: LODGIAN HOTELS FIXED IV GP, INC., a
                                      Delaware corporation, its general partner

                                  By: /s/ Daniel E. Ellis
                                      -------------------------------------
                                      Name:  Daniel E. Ellis
                                      Title: Vice President and Secretary, or
                                             Authorized Signatory

                                  OBLIGOR:

                                  LODGIAN, INC., a Delaware
                                  corporation

                                  By:/s/ Daniel E. Ellis
                                     --------------------------------------
                                     Name: Daniel E. Ellis
                                     Title: Senior Vice President

                                   EXHIBITS A

                                   PROPERTIES

     CHAIN/NAME                          CITY                  ST
---------------------           -----------------------        --
Residence Inn                   Little Rock                    AR
Courtyard by Marriott           Paducah                        KY
Hilton Inn                      Columbia                       MD
Holiday Inn                     Frederick                      MD
Hilton Inn                      Troy (Northfield)              MI
Courtyard by Marriott           Abilene                        TX
Holiday Inn Select              Dallas (DFW Airport)(Irving)   TX
Crowne Plaza                    Houston                        TX
Holiday Inn                     Fairmont                       WV